As filed with the U.S. Securities and Exchange Commission on July 31, 2023
Registration No. 333-     and 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Booz Allen Hamilton Holding Corporation
Booz Allen Hamilton Inc.
(Exact name of registrant as specified in its charter)

Booz Allen Hamilton Holding Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation or organization)
26-2634160
(I.R.S. Employer Identification Number)
8283 Greensboro Drive
McLean, Virginia 22102
(703) 902-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Booz Allen Hamilton Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation or organization)
36-2513626
(I.R.S. Employer Identification Number)
8283 Greensboro Drive
McLean, Virginia 22102
(703) 902-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nancy J. Laben
Executive Vice President and Chief Legal Officer
8283 Greensboro Drive
McLean, Virginia 22102
(703) 902-5000
With a copy to:
Matthew E. Kaplan
Benjamin R. Pedersen
Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
(212) 909-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of the proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Booz Allen Hamilton Holding Corporation
Debt Securities
Guarantees
Preferred Stock
Common Stock
Depositary Shares
Warrants
Purchase Contracts
Units
Booz Allen Hamilton Inc.
Debt Securities
Guarantees
Depositary Shares
Warrants
Purchase Contracts
Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.
We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference therein, carefully before you invest. A prospectus supplement may also change, add to, update, supplement or clarify information contained in this prospectus.
We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “BAH.” Unless we state otherwise in this prospectus or an accompanying prospectus supplement, other than our common stock, we will not list any of these securities on any securities exchange.
We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus, and any risk factors described in any accompanying prospectus supplement and in our filings with the U.S. Securities and Exchange Commission that are incorporated by reference into this prospectus and any accompanying prospectus supplement.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 31, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
CERTAIN IMPORTANT INFORMATION
We use the following terms in this prospectus:
•
“we,” “us,” “our” or the “Company” refer to Booz Allen Hamilton Holding Corporation, a Delaware corporation, and its subsidiaries, taken as a whole, unless the context otherwise requires (for example, in the descriptions of the securities in this prospectus, “we,” “us” and “our” refer to Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton Inc. as the issuers of securities described in this prospectus, and the “Company” refers to Booz Allen Hamilton Holding Corporation and not to any of its subsidiaries); and

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“Booz Allen Hamilton” refers to Booz Allen Hamilton Inc., our primary operating company and a wholly-owned subsidiary of the Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained or incorporated in this prospectus and any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. These risks and other factors include:
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any issue that compromises our relationships with the U.S. government or damages our professional reputation, including negative publicity concerning government contractors in general or us in particular;

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changes in U.S. government spending, including a continuation of efforts by the U.S. government to decrease spending for management support service contracts, and mission priorities that shift expenditures away from agencies or programs that we support, or as a result of the U.S. administration transition;

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efforts by Congress and other U.S. government bodies to reduce U.S. government spending and address budgetary constraints and the U.S. deficit, as well as associated uncertainty around the timing, extent, nature, and effect of such efforts;

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delayed long-term funding of our contracts, including uncertainty relating to funding the U.S. government and increasing the debt ceiling;

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U.S. government shutdowns as a result of the failure by elected officials to fund the government;

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failure to comply with numerous laws and regulations, including, but not limited to, the Federal Acquisition Regulation (“FAR”), the False Claims Act, the Defense Federal Acquisition Regulation Supplement, and FAR Cost Accounting Standards and Cost Principles;

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the effects of disease outbreaks, pandemics, or widespread health epidemics, such as COVID-19, including disruptions to our workforce and the impact on government spending and demand for our solutions;

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our ability to compete effectively in the competitive bidding process and delays or losses of contract awards caused by competitors’ protests of major contract awards received by us;

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variable purchasing patterns under U.S. government General Services Administration Multiple Award schedule contracts, or U.S. General Services Administration (“GSA”) schedules, blanket purchase agreements, and indefinite delivery/indefinite quantity contracts;

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the loss of GSA schedules or our position as prime contractor on government-wide acquisition contract vehicles;

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changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time, and resources for our contracts;

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changes in estimates used in recognizing revenue;

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our ability to realize the full value of and replenish our backlog, generate revenue under certain of our contracts, and the timing of our receipt of revenue under contracts included in backlog;

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internal system or service failures and security breaches, including, but not limited to, those resulting from external or internal threats, including cyber attacks on our network and internal systems;

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risks related to the operation of financial management systems;

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an inability to attract, train, or retain employees with the requisite skills and experience;

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an inability to timely hire, assimilate, and effectively utilize our employees, ensure that employees obtain and maintain necessary security clearances, and/or effectively manage our cost structure;

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risks related to inflation that could impact the cost of doing business and/or reduce customer buying power;

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the loss of members of senior management or failure to develop new leaders;

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misconduct or other improper activities from our employees or subcontractors, including the improper access, use or release of our or our clients’ sensitive or classified information;

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increased competition from other companies in our industry;

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failure to maintain strong relationships with other contractors, or the failure of contractors with which we have entered into a sub- or prime-contractor relationship to meet their obligations to us or our clients;

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inherent uncertainties and potential adverse developments in legal or regulatory proceedings, including litigation, audits, reviews, and investigations, which may result in materially adverse judgments, settlements, withheld payments, penalties, or other unfavorable outcomes including debarment, as well as disputes over the availability of insurance or indemnification;

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failure to comply with special U.S. government laws and regulations relating to our international operations;

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risks associated with increased competition, new relationships, clients, capabilities, and service offerings in our U.S. and international businesses;

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risks related to changes to our operating structure, capabilities, or strategy intended to address client needs, grow our business, or respond to market developments;

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the adoption by the U.S. government of new laws, rules, and regulations, such as those relating to organizational conflicts of interest issues or limits;

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risks related to a possible recession and volatility or instability of the global financial system, including the failures of financial institutions and the resulting impact on counterparties and business conditions generally;

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risks related to a deterioration of economic conditions or weakening in credit or capital markets;

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risks related to pending, completed, and future acquisitions and dispositions, including the ability to satisfy specified closing conditions for pending transactions, such as those related to receipt of regulatory approval or lack of regulatory intervention, and to realize the expected benefits from completed acquisitions and dispositions;

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the incurrence of additional tax liabilities, including as a result of changes in tax laws or management judgments involving complex tax matters;

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risks inherent in the government contracting environment;

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continued efforts to change how the U.S. government reimburses compensation related costs and other expenses or otherwise limits such reimbursements, and an increased risk of compensation being deemed unreasonable and unallowable or payments being withheld as a result of U.S. government audit, review, or investigation;

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increased insourcing by various U.S. government agencies due to changes in the definition of “inherently governmental” work, including proposals to limit contractor access to sensitive or classified information and work assignments;

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the size of our addressable markets and the amount of U.S. government spending on private contractors;

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risks related to our indebtedness and credit facilities which contain financial and operating covenants;

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the impact of changes in accounting rules and regulations, or interpretations thereof, that may affect the way we recognize and report our financial results, including changes in accounting rules governing recognition of revenue;

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the impact of ESG-related risks and climate change generally on our and our clients’ businesses and operations; and

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other risks and factors listed under “Risk Factors” included in our Annual Report on Form 10-K and elsewhere in this prospectus, in any prospectus supplement, or in any document incorporated by reference herein or therein.

In light of these risks, uncertainties, and other factors, the forward-looking statements might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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NOTE REGARDING RELIANCE ON STATEMENTS IN OUR CONTRACTS
In reviewing the agreements included as exhibits to any of the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:
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should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

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have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

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may apply standards of materiality in a way that is different from what may be viewed as material to investors; and

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were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this prospectus and any accompanying prospectus supplement, as well as the Company’s other public filings, which are available without charge through the SEC’s website at www.sec.gov.

THE COMPANY
Booz Allen Hamilton Holding Corporation
For more than 100 years, business, government, and military leaders have turned to the Company to solve their most complex problems. A values-driven organization with a guiding purpose to empower people to change the world, we remain focused on providing long-term solutions to our clients’ emerging and ever-changing challenges. Our people are passionate about their service to our clients and their missions and supporting the communities in which we live and work. This is our heritage, and it is as true today as when the Company was founded in 1914.
A collaborative culture is an integral part of our unique operating model and encourages our people to bring a diversity of ideas and talent to every client engagement. Building on our legacy of passionate client service and guided by our long-term growth strategy, we blend deep expertise in management consulting with advanced technical capabilities to deliver powerful solutions. By investing in markets, capabilities, and talent, and building new business models, including ventures, partnerships, and product offerings, we believe we are creating sustainable quality growth for the Company.
Trusted to transform missions with the power of tomorrow’s technologies, the Company advances the nation’s most critical civil, defense, and national security priorities. Our ability to deliver value to our clients has always been, and continues to be, a product of the strong character, expertise and tremendous passion of our people. Our approximately 32,600 employees work to solve hard problems by making clients’ missions their own, combining decades of consulting and domain expertise with functional expertise in areas such as analytics, digital solutions, engineering, and cyber, all fostered by a culture of innovation that extends to all reaches of the Company.
Through our dedication to our clients’ missions, and a commitment to evolving our business to address their needs, we have longstanding relationships with our clients, the longest of which is more than 80 years. We support critical missions for a diverse base of federal government clients, including nearly all of the U.S. government’s cabinet-level departments, as well as for commercial clients, both domestically and internationally. We support our federal government clients by helping them tackle their most complex and pressing challenges, such as protecting soldiers in combat and supporting their families, advancing cyber capabilities, keeping our national infrastructure secure, enabling and enhancing digital services, transforming the healthcare system, and improving governmental efficiency to achieve better outcomes. We serve commercial clients across industries, including financial services, health and life sciences, energy, and technology.
We were founded in 1914 by Edwin Booz, one of the pioneers of management consulting. In 1940, we began serving the U.S. government by advising the Secretary of the Navy in preparation for World War II. As the needs of our clients have grown more complex, we have expanded beyond our management consulting foundation to develop deep expertise in the fields of analytics, digital solutions, engineering, and cyber.
Booz Allen Hamilton Inc.
Booz Allen Hamilton Inc. is an indirect, wholly-owned subsidiary of Booz Allen Hamilton Holding Corporation, and the primary operating company of Booz Allen Hamilton Holding Corporation.
The principal executive office for both Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton Inc. is located at 8283 Greensboro Drive, McLean, Virginia 22102, and our telephone number is (703) 902-5000.

SUMMARIZED FINANCIAL INFORMATION
Basis of Presentation
As of June 30, 2023, all of our outstanding unregistered senior notes have been issued by Booz Allen Hamilton, a wholly-owned subsidiary of the Company, none of which are guaranteed by the Company as of the date hereof, and we have no outstanding SEC-registered debt securities.
The debt securities described in this prospectus that may be issued by Booz Allen Hamilton will be fully and unconditionally guaranteed by the Company. See “Description of Debt Securities — Certain Terms of the Debt Securities of Booz Allen Hamilton — Parent Guarantee” in this prospectus. The debt securities described in this prospectus that may be issued by the Company may be guaranteed by Booz Allen Hamilton. The terms of any such guarantee will be described in the applicable prospectus supplement. See “Description of Guarantee of Securities” in this prospectus.
Summarized Financial Information
The tables below present the summarized financial information as combined for the Company and Booz Allen Hamilton for the fiscal year ended March 31, 2023 and for the three months ended June 30, 2023, after the elimination of intercompany transactions and balances between the Company and Booz Allen Hamilton and excluding the subsidiaries of the Company who will not issue or guarantee debt securities described in this prospectus. The summarized financial information is provided in accordance with the reporting requirements of Rule 13-01 under Regulation S-X and is not intended to present our financial position or results of operations in accordance with generally accepted accounting principles as such principles are in effect in the United States.
Summarized Statement of Financial Condition
(in thousands)	As of March 31, 2023	As of June 30, 2023
Total Current Assets, excluding Intercompany	$2,160,182	$2,277,851
Intercompany Receivables from Non-Guarantor Subsidiaries	162,431	35,933
Goodwill and Intangible Assets, net of accumulated amortization	1,463,800	1,618,568
Total Noncurrent Assets, excluding Intercompany	1,239,763	1,348,348
Total Assets	$5,026,176	$5,280,700
Total Current Liabilities, excluding Intercompany	1,845,691	1,938,776
Intercompany Payables to Non-Guarantor Subsidiaries	249,999	133,236
Long-term Debt, net of current portion	2,770,895	2,761,333
Total Noncurrent Liabilities	870,176	975,183
Total Liabilities	$5,736,761	$5,808,528
Summarized Statement of Operations
	Year Ended March 31, 2023	Three Months Ended June 30, 2023
Revenue, excluding intercompany	8,619,984	2,464,537
Revenue from Non-Guarantor Subsidiaries	466,077	124,879
Total Revenue	$9,086,061	$2,589,416
Operating Income, excluding intercompany	(46,072)(1)	94,053
Operating Income from Non-Guarantor Subsidiaries	378,972	100,799
Total Operating Income	$332,900	$194,852

	Year Ended March 31, 2023	Three Months Ended June 30, 2023
Net income	171,815	119,443
Net loss attributable to Non-controlling Interest	(576)	—
Net Income attributable to common stockholders	172,391	119,443

(1)
Includes a $350 million legal reserve recorded with respect to Booz Allen Hamilton Inc. in connection with a civil investigation by the U.S. Department of Justice. See footnote 20, “Commitments and Contingencies,” to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and footnote 15, “Commitments and Contingencies,” to the condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 for further information.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all other information contained or incorporated by reference into this prospectus as well as the risk factors and other information contained or incorporated by reference in the applicable prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information.”
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for, among other things, general corporate purposes. We may include a more detailed description of the use of net proceeds of any specific offering of securities in the applicable prospectus supplement relating to the offering.

DESCRIPTION OF GUARANTEES OF SECURITIES
Booz Allen Hamilton Inc. may guarantee, fully and unconditionally or otherwise, Booz Allen Hamilton Holding Corporation’s obligations with respect to any non-convertible securities, other than common stock, as described in the applicable prospectus supplement.
If Booz Allen Hamilton Inc. guarantees these obligations under any such securities, we will tell you in the applicable prospectus supplement and describe the terms of such subsidiary guarantee. Unless we tell you otherwise in the applicable prospectus supplement, the subsidiary guarantee will be an unsecured obligation of Booz Allen Hamilton Inc. and will be enforceable against Booz Allen Hamilton Inc. without any need to first enforce against Booz Allen Hamilton Holding Corporation.
Booz Allen Hamilton Holding Corporation will fully and unconditionally guarantee Booz Allen Hamilton Inc.’s payment obligations with respect to the debt securities issued by Booz Allen Hamilton Inc. as described in this prospectus, unless the applicable prospectus supplement states otherwise. Unless we tell you otherwise in the applicable prospectus supplement, this parent guarantee will be an unsecured obligation of Booz Allen Hamilton Holding Corporation and will be enforceable against Booz Allen Hamilton Holding Corporation without any need to first enforce against Booz Allen Hamilton Inc. See “Description of Debt Securities — Certain Terms of the Debt Securities of Booz Allen Hamilton — Parent Guarantee” in this prospectus.

DESCRIPTION OF DEBT SECURITIES
General
Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton, each of which we refer to in this section as an issuer, may offer, from time to time, senior debt securities which we refer to in this prospectus as “debt securities.”
Booz Allen Hamilton Holding Corporation may issue debt securities from time to time, in one or more series, under an indenture to be entered into by and between Booz Allen Hamilton Holding Corporation and U.S. Bank Trust Company, National Association, as trustee. Booz Allen Hamilton may issue debt securities from time to time, in one or more series, under an indenture to be entered into by and between Booz Allen Hamilton, Booz Allen Hamilton Holding Corporation and U.S. Bank Trust Company, National Association, as trustee. The forms of indentures for Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton are each referred to individually as an indenture and collectively as the indentures.
The indentures will not limit the aggregate principal amount of debt securities that the issuers may issue and will provide that the issuers may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. The issuers may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, may constitute a single series of debt securities under the applicable indenture. The indentures will not limit the issuers’ ability to incur other debt.
The forms of the indentures are filed as exhibits to the registration statement of which this prospectus is part. We have summarized selected portions of the indentures below. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions therein of certain terms.
Ranking of the Debt Securities
The debt securities will be direct, senior obligations of the applicable issuer. The debt securities will rank equally in right of payment with all of the applicable issuer’s existing and future senior indebtedness and rank senior in right of payment to any of the applicable issuer’s future subordinated indebtedness. The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities (including accounts payable and other accrued expenses) of the subsidiaries of the applicable issuer that do not guarantee the debt securities, which means that creditors of such subsidiaries will be paid from the subsidiaries’ assets before holders of the debt securities would have any claims to those assets.
The operations of Booz Allen Hamilton Holding Corporation are conducted almost entirely through Booz Allen Hamilton, and its ability to generate cash to meet its debt service obligations is highly dependent on the earnings and receipt of funds from Booz Allen Hamilton via dividends or intercompany loans. Our ability to make scheduled payments on or refinance our debt obligations will depend on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to financial, business, legislative, regulatory and other factors beyond our control.
Terms of the Debt Securities
Each of the issuers may issue debt securities in one or more series through an indenture that supplements the applicable indenture.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:
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the title, type and ranking of the debt securities;

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the limit (if any) upon the aggregate principal amount of the debt securities;

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the price or prices at which the applicable issuer will sell the debt securities;

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the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which any interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

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the right, if any, to extend the interest payment periods and the duration of any extension;

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the manner of paying principal of (and premium, if any) and interest on the debt securities and the place or places where and the date or dates on which principal (and premium, if any) and interest will be payable;

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provisions for a sinking fund or other analogous fund, if any;

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any redemption dates, prices, obligations and restrictions on the debt securities;

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if other than the entire principal amount thereof, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of maturity of the debt securities in connection with an event of default;

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the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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any conversion or exchange features of the debt securities;

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whether and upon what terms the debt securities may be defeased;

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any deletions from, modifications of or additions to the events of default or the covenants set forth in the applicable indenture;

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whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

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whether the series of debt securities will be guaranteed and/or secured; and

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any other material terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of purchase contracts. See “Description of Warrants,” “Description of Purchase Contracts” and “Description of Units.”
Conversion or Exchange Rights
The applicable prospectus supplement will describe the specific terms, if any, on which the debt securities may be converted or exchanged. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the issuer. These provisions may allow or require the number of shares of Booz Allen Hamilton Holding Corporation’s common stock or other securities to be received by the holders of such series of debt securities to be adjusted.
Special Payment Terms of the Debt Securities
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the U.S. federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Denominations, Registration and Transfers
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Unless otherwise indicated in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations.
If debt securities are issued in definitive form, wherein particular investors, or their nominees, are named as the owners of the debt securities, the definitive securities will only be issued in the minimum denomination and integral multiples in excess thereof specified in the applicable prospectus supplement. Transfers and exchanges of definitive securities will only be permitted in such minimum denomination and integral multiples in excess thereof. Transfers of definitive securities may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by the applicable issuer under the applicable indenture. Exchanges of definitive securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations. There will be no service charge in connection with any exchange or registration of transfer of such debt securities, but payment may be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
Global Debt Securities
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company (“DTC”).
Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with DTC (the “participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by the applicable issuer if the debt securities are offered and sold directly by the applicable issuer. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by DTC, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, you:
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will not be entitled to have any of the individual debt securities represented by the global security registered in your name;

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will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

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will not be considered the owner or holder of the debt securities under the indenture.

A holder of debt securities may only exchange a beneficial interest in a global security for definitive securities registered in the holder’s name if:
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DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities, or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 120 days; or

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we determine, in our sole discretion and subject to the procedures of DTC, that the global debt security shall be exchangeable.

A global security may not be transferred except to another nominee of DTC, or to a successor depositary selected or approved by us or to a nominee of such successor depositary.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest payment.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as the applicable issuer may designate for such purpose from time to time.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by the applicable issuer and located in the Borough of Manhattan, The City of New York, will act as paying agent for payments with respect to debt securities of each series. The applicable issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that such issuer will be required to maintain an office or agency in each place of payment for the debt securities of a particular series.
Unless otherwise indicated in the applicable prospectus supplement and subject to applicable law, any money or governmental obligations deposited with the trustee or any paying agent, or then held by the applicable issuer, in trust, for the payment of the principal, interest or premium on any debt security of any series which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the applicable issuer at its option and upon its request or (if then held by the issuer) will be discharged from such trust, and the holder of such debt security thereafter may look only to the issuer for payment thereof as a general unsecured creditor.
Redemption
Unless otherwise indicated in the applicable prospectus supplement, the applicable issuer may, at its option, redeem any series of debt securities after its issuance date, in whole or in part, at any time and from time to time. Unless otherwise indicated in the applicable prospectus supplement, the applicable issuer may redeem debt securities in denominations larger than $2,000 but only in integral multiples of $1,000 in excess thereof.
Unless otherwise indicated in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.
Redemption Price
Unless otherwise indicated in the applicable prospectus supplement, the redemption price for any debt security that the applicable issuer redeems will equal the applicable redemption price for debt securities of such series, together with interest accrued thereon to, but not including, the date fixed for redemption.
Notice of Redemption
Unless otherwise indicated in the applicable prospectus supplement, the applicable issuer will transmit, or cause the trustee to transmit, a notice of any redemption of debt securities at least 10 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register; provided, however, that notice of redemption may be sent more than 60 days prior to the redemption date if such notice is sent in connection with a legal defeasance or a satisfaction and discharge of the relevant indenture. Unless the applicable issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Reporting Covenant
For so long as we are subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the applicable issuer will be required to comply with Section 314(a) of the Trust Indenture Act of 1939, as amended, as in effect from time to time (the “TIA”) insofar as it relates to information, documentations, and other reports which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act.
Events of Default, Notice and Waiver
Unless otherwise indicated in the applicable prospectus supplement, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:
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the applicable issuer’s failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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the applicable issuer’s failure to pay principal of or premium, if any, on any debt security of such series when due, whether at maturity, redemption, acceleration or otherwise;

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the applicable issuer’s failure to deposit any sinking fund payment when due, in respect of any debt security of such series;

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the applicable issuer’s failure to observe or perform any other of its covenants or agreements with respect to the debt securities of such series for 90 days; however, a default under this subsection will not constitute an event of default until the trustee or the holders of at least 30% in the aggregate principal amount of the debt securities of that series notify in writing the applicable issuer of the default and such default is not cured within the times specified in this subsection after receipt of such notice;

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certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the applicable issuer or, with respect to debt securities issued by Booz Allen Hamilton Inc., the guarantor;

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with respect to debt securities issued by Booz Allen Hamilton Inc., the guarantee by Booz Allen Hamilton Holding Corporation ceases to be in full force and effect (except as contemplated by the terms of the indenture) or is declared null and void in a judicial proceeding or any guarantor denies or disaffirms its obligations under the indenture or the applicable guarantee, and such Default continues for 10 days; and

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any other event of default described in the applicable indenture.

If an event of default (other than an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the applicable issuer) with respect to any debt securities of any series outstanding under any of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 30% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount of all the debt securities of that series outstanding (or such lesser amount as may be provided for in the debt securities of that series) to be due and payable immediately. In the case of an event of default involving certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of the applicable issuer, the principal amount of all debt securities of any series outstanding will automatically become due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount debt securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount debt securities for the particular provisions relating to acceleration of maturity thereof.
A declaration of any existing or past default under any of the indentures with respect to debt securities of any series may be waived, rescinded or cancelled, and any event of default arising therefrom may be waived by the holders of a majority in aggregate principal amount of all debt securities of such series outstanding under such indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing default or event of default in the case of the payment of the principal of (or premium, if any) or interest on any debt securities of such series. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The trustee is required, within 90 days after notification of a default (of which a responsible officer of the trustee has received written notice and which is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of (and premium, if any) or interest on any debt securities of such series, the trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series.
The trustee may require indemnification satisfactory to it by the holders of the debt securities of any series with respect to which a continuing default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series under the applicable indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of a debt security of any series may institute any action against the applicable issuer under the applicable indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (ii) the holders of at least 30% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee in writing to institute such action, (iii) such holder or holders shall have offered to the trustee indemnity satisfactory to it against the loss, liabilities or expenses to be incurred in compliance with such request, (iv) the trustee shall not have instituted such action within 60 days of such request and the offer of security or indemnity, and (v) during such 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
The indentures will provide that, in the case of a default in the payment of principal of or premium, if any, or interest on any series of debt securities, when the same has become due and payable, and in the case of any payment of interest, such default has continued for 30 days, the trustee or the holder of any debt security may or, if directed by the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding under such indenture the trustee shall, subject to the provisions of the applicable indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if the issuer fails to make payment thereof upon demand.
The applicable issuer will be required to furnish annually to the trustee statements as to its compliance with all conditions and covenants under the applicable indenture.
No Protection in the Event of a Change in Control
Unless otherwise indicated herein or in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event the applicable issuer has a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Modification and Waiver
Under the indentures, the applicable issuer, the guarantor (if any) and the trustee may supplement the indenture, debt securities and guarantee (if any) for certain purposes without notice to or the consent of the holders of debt securities of any series, for, among other purposes, one or more of the following:

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to cure any ambiguity, omission, mistake, defect or inconsistency;

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to conform the text of the applicable indenture (including any supplemental indenture or other instrument pursuant to which debt securities are issued), or the debt securities (including any additional debt securities) to the description of debt securities set forth in this prospectus or in any applicable prospectus supplement or other instrument pursuant to which such debt securities are issued;

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to comply with the applicable indenture regarding the limitations on consolidation, merger, sale of assets and other transactions;

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to provide for the assumption by a successor entity of the obligations of the applicable issuer under the applicable indenture and the debt securities or guarantee provided by the applicable guarantor;

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to add guarantors with respect to the debt securities;

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to secure the debt securities;

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to confirm and evidence the release, termination or discharge of any guarantee or lien with respect to or securing the debt securities when such release, termination or discharge is provided for under the indentures or the debt securities;

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to add to the applicable issuer’s covenants such new covenants, restrictions, conditions or provisions for the protection of the holders of debt securities of any series, to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon such issuer under the indentures;

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to make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as determined in good faith by the applicable issuer of any series;

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to comply with any requirement of the SEC in connection with the qualification of the indentures under the TIA;

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to make any amendment to the provisions of the indentures relating to the transfer and legending of debt securities as permitted by the indentures, including, without limitation, to facilitate the issuance and administration of the debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of the holders of debt securities to transfer debt securities;

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to evidence and provide for the acceptance of appointment by a successor trustee, provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of the indentures or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the applicable indenture by more than one trustee; or

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to provide for or confirm the issuance of the debt securities or additional debt securities of any series.

The applicable issuer, the guarantor (if any) and the trustee may modify the applicable indenture or any supplemental indenture, the debt securities, and the guarantee (if any) with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under such indenture, and any existing or past event of default or compliance with any provisions of such documents may be waived with the consent of the holders of the debt securities of a majority in principal amount of the debt securities of each affected series then outstanding, in each case, other than debt securities beneficially owned by the issuer or its affiliates. It shall not be necessary for the consent of the holders of debt securities to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After an amendment becomes effective, the applicable issuer shall send to the holders of debt securities affected thereby a notice briefly describing such amendment. The failure of the applicable issuer to send such notice, or any defect therein, shall not in any way impair or affect the validity of an amendment.

Notwithstanding the foregoing, without the consent of each holder of an outstanding debt security of any series affected (including, for the avoidance of doubt, any debt securities held by affiliates), no amendment, supplement or waiver pursuant to the indenture may:
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extend the final maturity of any debt securities;

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reduce the principal amount of, or premium, if any, on any debt securities;

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reduce the rate or extend the time for payment of interest on the debt securities of any series;

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reduce the amount payable upon the redemption of any debt securities;

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reduce the principal amount of original issue discount securities or any other debt securities payable upon acceleration of the maturity thereof;

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change the currency of payment of principal of, or premium, if any, or interest on, any debt securities;

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waive a default in the payment of principal of or premium, if any, or interest on the debt securities, except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration;

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reduce the percentage of the aggregate principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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change or impair the legal right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any debt securities of such series on or after the due date therefor; or

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make any change in the amendment or waiver provisions of the applicable indenture that require each holder’s consent, as described in any of the above provisions.

Limitations on Consolidation, Merger, Sale of Assets and Other Transactions
The indentures will provide that so long as any debt securities are outstanding, (i) the applicable issuer may not consolidate, merge or amalgamate with or into or wind up into (whether or not such issuer is the surviving entity) another entity, and (ii) the applicable issuer may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another entity, unless:
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such issuer is the surviving corporation; or the entity formed by or surviving any such consolidation, merger, amalgamation or winding up or to which such sale, assignment, transfer, lease or conveyance has been made (the “Successor Company”), if other than such issuer, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, or any territory thereof;

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the Successor Company (if other than such issuer) expressly assumes all the obligations of such issuer under the applicable indenture and the applicable debt securities pursuant to supplemental indentures or other documents or instruments;

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immediately after giving effect to such transaction (and treating any indebtedness that becomes an obligation of the Successor Company as a result of such transaction as having been incurred by the Successor Company at the time of such transaction), no event of default has occurred and is continuing;

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if the Successor Company is other than such issuer, any applicable guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that the guarantee it provided shall apply to such entity’s obligations under the applicable indenture and the applicable debt securities; and

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such issuer delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, amalgamation or disposition complies with the applicable indenture; provided that no opinion of counsel will be required for a transaction described in the second sentence of the immediately following paragraph.
The Successor Company will succeed to, and be substituted for, the applicable issuer under the applicable indenture and the applicable debt securities, and such issuer will automatically be released and discharged from its obligations under the applicable indenture and the applicable debt securities. Notwithstanding the foregoing, subject to the applicable indenture, (a) the applicable issuer may consolidate or amalgamate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to any applicable guarantor, (b) such issuer may merge, consolidate or amalgamate with an affiliate of such issuer incorporated or organized solely for the purpose of reincorporating or reorganizing such issuer in another state of the United States, the District of Columbia or any territory of the United States, (c) such issuer may convert (including by way of merger, consolidation or amalgamation) into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of a jurisdiction in the United States, (d) such issuer may change its name, (e) any subsidiary may merge, consolidate or amalgamate into such issuer; provided, in the case of this clause (e), that the surviving entity is or becomes the applicable issuer upon consummation of such merger, amalgamation or consolidations and (f) such issuer may merge, amalgamate or consolidate into a single direct or indirect wholly-owned subsidiary pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (the “DGCL”), if applicable.
Discharge, Legal Defeasance and Covenant Defeasance
If indicated in the applicable prospectus supplement, the applicable issuer may discharge or defease its obligations under each indenture as set forth below.
The applicable issuer may discharge certain obligations to holders of any series of debt securities issued under the indentures which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee) if the applicable issuer and guarantor irrevocably deposited with the trustee cash or U.S. government obligations, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities, in addition to paying all other sums then due and payable under the applicable indenture and delivering to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent under the applicable indenture relating to the satisfaction and discharge of the applicable indenture have been complied with.
If indicated in the applicable prospectus supplement, the applicable issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant indenture) (“legal defeasance”) or (ii) to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the irrevocable deposit with the relevant trustee, in trust for such purpose, of cash or U.S. government obligations for the payment of principal, premium (if any) and interest on the applicable issue of debt securities to maturity or redemption, as the case may be. As a condition to legal defeasance or covenant defeasance, such issuer must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, such issuer shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
The applicable issuer may exercise its legal defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option.

Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
Information Concerning the Trustee
The trustee will have all the duties and responsibilities of an indenture trustee specified in the TIA. The trustee will not be required to exercise any of its powers under the indentures at your request, unless you offer indemnity satisfactory to it against the costs, expenses and liabilities which the trustee might incur. The rights, privileges, protections and benefits, including its right to be indemnified, given to the trustee under the indentures will also be extended to each agent, custodian and other person employed to act thereunder.
The trustee may act as depositary for funds of, make loans to, and perform other services for, the applicable issuer and its subsidiaries in the normal course of business.
Certain Terms of the Debt Securities of Booz Allen Hamilton
Parent Guarantee
Unless the applicable prospectus supplement states otherwise, Booz Allen Hamilton Holding Corporation (the “parent guarantor”) will fully and unconditionally guarantee (the “parent guarantee”) to each holder of debt securities issued by Booz Allen Hamilton pursuant to this prospectus the due and punctual payment of the principal of, and any premium and any interest on, those debt securities, when and as the same becomes due and payable, whether at maturity, upon acceleration or otherwise. The parent guarantee will rank equally in right of payment with all of the parent guarantor’s existing and future senior indebtedness and rank senior in right of any of the parent guarantor’s future subordinated indebtedness. The parent guarantee will be effectively subordinated to all existing and future secured indebtedness of the parent guarantor to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all existing and future indebtedness of the parent guarantor’s subsidiaries, other than Booz Allen Hamilton.
Consolidation, Merger and Sale of Assets of the Parent Guarantor
The indenture will provide that so long as any debt securities are outstanding, (i) the parent guarantor may not consolidate, merge or amalgamate with or into or wind up into (whether or not the parent guarantor is the surviving entity) another entity, and (ii) the parent guarantor may not sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another entity unless such consolidation, merger, amalgamation, winding up, sale, assignment, transfer, lease, conveyance or other disposition is made in compliance with the indenture, unless:
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the parent guarantor is the surviving corporation; or the entity formed by or surviving any such consolidation, merger, amalgamation or winding up or to which such sale, assignment, transfer, lease or conveyance has been made (the “Successor Guarantor”), if other than the parent guarantor, is organized and validly existing under the laws of the United States of America, any State thereof, the District of Columbia, or any territory thereof;

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the Successor Guarantor (if other than the parent guarantor) expressly assumes all the obligations of the parent guarantor under the indentures and the guarantee pursuant to supplemental indentures or other documents or instruments; and

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the Successor Guarantor (if other than the parent guarantor) delivers to the trustee an officers’ certificate and an opinion of counsel, each to the effect that such consolidation, merger, amalgamation or disposition complies with the applicable indenture; provided that no opinion of counsel will be required for a transaction described in the second sentence of the immediately following paragraph.

The Successor Guarantor will succeed to, and be substituted for, the parent guarantor under the indenture and guarantee, and the parent guarantor will automatically be released and discharged from its obligations under the indenture and guarantee. Subject to the indenture, (a) the parent guarantor may consolidate or amalgamate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the issuer, (b) the parent guarantor may merge, consolidate or amalgamate with an affiliate of the applicable issuer incorporated or organized solely for the purpose of reincorporating or reorganizing such guarantor in another state of the United States, the District of Columbia or any territory of the United States, (c) the parent guarantor may convert (including by way of merger, consolidation or amalgamation) into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of a jurisdiction in the United States, (d) the parent guarantor may change its name and (e) any subsidiary may merge, amalgamate or consolidate into the parent guarantor; provided, in the case of this clause (e), that the surviving entity is or becomes a guarantor upon consummation of such merger, amalgamation or consolidation and (f) such parent guarantor may merge, amalgamate or consolidate into a single direct or indirect wholly-owned subsidiary pursuant to Section 251(g) (or any successor provision) of the DGCL, if applicable.

DESCRIPTION OF CAPITAL STOCK
The following descriptions of Booz Allen Hamilton Holding Corporation’s capital stock and provisions of Booz Allen Hamilton Holding Corporation’s seventh amended and restated certificate of incorporation (the “amended and restated certificate of incorporation”) and amended and restated bylaws (the “amended and restated bylaws”) are summaries of their material terms and provisions. For a complete description of Booz Allen Hamilton Holding Corporation’s capital stock, amended and restated certificate of incorporation and amended and restated bylaws, please refer to Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation, amended and restated bylaws and the applicable provisions of the DGCL. See “Where You Can Find More Information” for information on how to obtain copies of Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation and amended and restated bylaws.
Authorized Capital Stock
Common Stock
Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation authorizes the issuance of 600,000,000 shares of Class A common stock, par value $0.01 per share. The rights and privileges of holders of Booz Allen Hamilton Holding Corporation’s Class A common stock are subject to any series of preferred stock that Booz Allen Hamilton Holding Corporation may issue in the future. Booz Allen Hamilton Holding Corporation’s Class A common stock is registered on the New York Stock Exchange under the symbol “BAH”. As of July 24, 2023, 131,043,378 shares of Booz Allen Hamilton Holding Corporation’s Class A common stock were issued and outstanding.
Voting Rights.   Holders of Class A common stock are entitled to one vote for each share on all matters to be voted on by stockholders. Except as otherwise provided by the DGCL, the entire voting power of the shares of the Company for the election of directors and for all other purposes is vested exclusively in the Class A common stock.
Election of Directors.   Directors are elected by the vote of the majority of the votes cast (as defined in Section 2.02 of the amended and restated bylaws) with respect to such director’s election; unless the director has been duly nominated by a stockholder in accordance with the amended and restated bylaws. Where a director has been duly nominated by a stockholder in accordance with the amended and restated bylaws, such director shall be elected by the vote of a plurality of votes cast in connection with the election of directors at any meeting of stockholders. Any nominee who is an incumbent director and does not receive a majority of the votes cast in an election where the director was not duly nominated by a stockholder in accordance with the amended and restated bylaws must promptly tender his or her resignation contingent on the acceptance of that resignation by the board of directors of Booz Allen Hamilton Holding Corporation pursuant to the procedure established in the amended and restated bylaws.
Dividend Rights.   Each share of Class A common stock is entitled to participate equally, when and if declared by the board of directors of Booz Allen Hamilton Holding Corporation from time to time, in such dividends and other distributions in cash, stock, or property from the Company’s assets or funds as may become legally available for such purposes subject to any dividend preferences that may be attributable to preferred stock that may be authorized and outstanding.
Right to Receive Liquidation Distributions.   In the event of Booz Allen Hamilton Holding Corporation’s liquidation, dissolution or winding up, holders of Booz Allen Hamilton Holding Corporation’s Class A common stock will be entitled to receive proportionately any of Booz Allen Hamilton Holding Corporation’s assets remaining after the payment of liabilities and subject to the prior rights of any outstanding preferred stock. Because Booz Allen Hamilton Holding Corporation is a holding company, its ability to pay dividends is subject to its subsidiaries’ ability to pay dividends to Booz Allen Hamilton Holding Corporation.
Other Rights.   Holders of Class A common stock have no preemptive, subscription, redemption, sinking fund, or conversion rights. All outstanding shares of Class A common stock are fully paid and non-assessable.

Preferred Stock
Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation authorizes the issuance of 54,000,000 shares of preferred stock, par value $0.01 per share, the terms and conditions of which will be determined by the board of directors of Booz Allen Hamilton Holding Corporation upon issuance. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that Booz Allen Hamilton Holding Corporation may designate and issue in the future. As of July 31, 2023, there were no shares of preferred stock issued and outstanding.
In addition, the Company’s amended and restated certificate of incorporation provides the Company’s board of directors with the authority to designate and issue, without any further vote or action by the Company’s stockholders, one or more series of preferred stock at their sole discretion. The Company’s board of directors by resolution may specify the number of shares to be included in a series of preferred stock, fix the voting powers (full, limited or no voting powers) and the designations, preferences and relative participating, optional or other special rights of a series of preferred stock, and the qualifications limitations or restrictions thereof, including, without limitation any dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of preferred stock outstanding at the time, the board of directors of the Company may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of preferred stock by fixing or altering in any one or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the shares.
Change of Control Related Provisions
Provisions in Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation and amended and restated bylaws, and in the DGCL, may make it difficult, expensive, and time-consuming for a third party to pursue a takeover attempt even if a change in control of Booz Allen Hamilton Holding Corporation would be beneficial to the interests of its stockholders. Any provision of Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation or amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for its stockholders to receive a premium for their shares of its common stock, and could also affect the price that some investors are willing to pay for its common stock. These provisions are intended to:
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enhance the likelihood of continuity and stability in the composition of the board of directors of Booz Allen Hamilton Holding Corporation;

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discourage some types of transactions that may involve an actual or threatened change in control of the Company;

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discourage certain tactics that may be used in proxy fights;

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ensure that the board of directors of Booz Allen Hamilton Holding Corporation will have sufficient time to act in what it believes to be the best interests of Booz Allen Hamilton Holding Corporation and its stockholders; and

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encourage persons seeking to acquire control of Booz Allen Hamilton Holding Corporation to first consult with its board of directors to negotiate the terms of any proposed business combination or offer.

Unissued Shares of Capital Stock.   As of July 24, 2023, 131,043,378 shares of Booz Allen Hamilton Holding Corporation’s Class A common stock were issued and outstanding. The remaining shares of authorized and unissued Class A common stock are available for future issuance without additional stockholder approval, subject to the requirements of applicable law or regulation, including any listing requirement of the principal stock exchange on which Booz Allen Hamilton Holding Corporation’s Class A common stock is then listed. While the additional shares are not designed to deter or prevent a change of control, under some circumstances Booz Allen Hamilton Holding Corporation could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the board of directors of Booz Allen Hamilton Holding Corporation in opposing a hostile takeover bid.
In addition, Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation provides its board of directors the ability to issue preferred stock with super voting, special approval, dividend or other rights or preferences which could impede any attempt to acquire Booz Allen Hamilton Holding Corporation. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of Booz Allen Hamilton Holding Corporation, discouraging bids for the Class A common stock at a premium over the market price of the common stock and may adversely affect the market price of, and the voting and other rights of the holder of, Class A common stock.
Advance Notice Provisions for Stockholder Nominations of Directors and Stockholder Proposals.   Booz Allen Hamilton Holding Corporation’s amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as director or to bring other business before an annual meeting of Booz Allen Hamilton Holding Corporation’s stockholders. This procedure provides that, except as otherwise required by applicable law, only persons who are nominated by the board of directors of Booz Allen Hamilton Holding Corporation, a committee appointed by the board of directors of Booz Allen Hamilton Holding Corporation, or by a stockholder who (i) is entitled to vote at the meeting, (ii) has given timely written notice to Booz Allen Hamilton Holding Corporation’s secretary prior to the meeting and (iii) is a stockholder of record when the required notice is delivered and at the date of the meeting, will be eligible for election as directors, and only business that has been brought before an annual meeting by the board of directors of Booz Allen Hamilton Holding Corporation, any committee appointed by the board of directors of Booz Allen Hamilton Holding Corporation, or by a stockholder who has given timely written notice to Booz Allen Hamilton Holding Corporation’s secretary prior to the meeting, may be conducted. Under the procedure, to be timely, notice must be received by the secretary at Booz Allen Hamilton Holding Corporation’s principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary date of the annual meeting of the preceding year. In addition, a stockholder’s notice proposing to nominate a person for election as director must, among other things, contain specific information about the nominating stockholder and the proposed nominee as well as the proposed nominee’s signed, written representation and agreement to be named in the proxy statement and accompanying proxy card as a nominee and to serving as a director if elected. A stockholder’s notice relating to the conduct of business other than the nomination of directors must contain, among other things, specific information about the proposing stockholder, the text of the proposal, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and beneficial owner, if any, on whose behalf the proposal is made.
Requiring advance notice of nominations by stockholders allows the board of directors of Booz Allen Hamilton Holding Corporation an opportunity to consider the qualifications of the proposed nominees and also provides a more orderly procedure for conducting annual meetings of stockholders. It also provides the board of directors of Booz Allen Hamilton Holding Corporation with the opportunity to inform stockholders of proposed business prior to the meeting, so that stockholders can better decide whether to attend the meeting or to grant a proxy regarding the disposition of the business. These provisions may also have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to Booz Allen Hamilton Holding Corporation or its stockholders.
Limitation of Liability and Indemnification of Directors and Officers
Booz Allen Hamilton Holding Corporation’s amended and restated certificate of incorporation contains provisions permitted under the DGCL relating to the liability of directors and certain senior officers. These provisions eliminate a director’s or officer’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving or related to:

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any breach of the director’s or officer’s duty of loyalty;

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acts or omissions of a director or officer not in good faith or which involve intentional misconduct or a knowing violation of the law;

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with respect to a director, any violation of Section 174 of the DGCL (including, among other things, unlawful payment of dividends);

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any transaction from which the director or officer derives an improper personal benefit; or

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with respect to an officer, any action by or in the right of Booz Allen Hamilton Holding Corporation.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director or officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate Booz Allen Hamilton Holding Corporation’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s or officer’s fiduciary duty. These provisions will not alter a director’s or officer’s liability under federal securities laws. The inclusion of this provision in Booz Allen Hamilton Holding Corporation’s certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Booz Allen Hamilton Holding Corporation and its stockholders.
Booz Allen Hamilton Holding Corporation’s amended and restated bylaws require it to indemnify and advance expenses to its directors and officers to the fullest extent not prohibited by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of the board of directors of Booz Allen Hamilton Holding Corporation. Booz Allen Hamilton Holding Corporation’s amended and restated bylaws also provide that it is required to indemnify its directors and officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with Booz Allen Hamilton Holding Corporation or another entity that the director or officer serves at Booz Allen Hamilton Holding Corporation’s request, subject to various conditions, and to advance funds to Booz Allen Hamilton Holding Corporation’s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in Booz Allen Hamilton Holding Corporation’s best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Booz Allen Hamilton Holding Corporation has entered into an indemnification agreement with each of its directors and certain of its officers. The indemnification agreements provide its directors and certain of its officers with contractual rights to the indemnification and expense advancement rights provided under Booz Allen Hamilton Holding Corporation’s amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.
Transfer Agent and Registrar
Computershare serves as transfer agent and registrar for Booz Allen Hamilton Holding Corporation’s Class A common stock.

DESCRIPTION OF DEPOSITARY SHARES
General Terms
Booz Allen Hamilton Holding Corporation may elect to offer depositary shares representing receipts for fractional interests in debt securities, common stock or preferred stock. Booz Allen Hamilton may elect to offer depositary shares representing receipts for fractional interests in debt securities. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, or share of common stock or of a particular series of preferred stock, as the case may be.
We will deposit the debt securities or shares of common stock or any series of preferred stock represented by depositary shares under a deposit agreement between Booz Allen Hamilton Holding Corporation or Booz Allen Hamilton, as applicable, and a depositary which we will name in the applicable prospectus supplement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Unless otherwise provided in the applicable prospectus supplement, and subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security or common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.
The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement, our amended and restated certificates of incorporation and the certificates of designation for the applicable series of preferred stock that are, or will be, filed with the SEC that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own on the relevant record date.
In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to you.
Redemption of Depositary Shares
If we redeem a debt security, share of common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine. After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Exercise of Rights under the Indentures or Voting the Preferred Stock
Upon receipt of notice of any meeting at which you, as a holder of fractional interests in deposited common stock or preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement will terminate if:
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all outstanding depositary shares have been redeemed, or

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there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, common stock or preferred stock, as the case may be. You will pay transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS
Booz Allen Hamilton Holding Corporation may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. Booz Allen Hamilton may issue warrants to purchase debt securities. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.
The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrant holder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Debt Warrants
We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:
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the title of the debt warrants;

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the designation and terms of the debt securities for which the debt warrants are exercisable;

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the aggregate number of the debt warrants;

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the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise;

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the currency, currencies or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

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the procedures and conditions relating to the exercise of the debt warrants;

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the designation and terms of any related debt securities and any guarantee issued with the debt warrants, and the number of debt warrants issued with each debt security;

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the currency, currencies or currency units, if other than in U.S. dollars, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

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the date, if any, from which you may separately transfer the debt warrants and the related securities;

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the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

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the maximum or minimum number of the debt warrants which you may exercise at any time;

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if applicable, a discussion of material United States federal income tax considerations;

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any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

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the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.
Other Warrants
Booz Allen Hamilton Holding Corporation may issue other warrants. Booz Allen Hamilton Holding Corporation will describe in the applicable prospectus supplement the following terms of those warrants:
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the title of the warrants;

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the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants;

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the aggregate number of the warrants;

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the price or prices at which Booz Allen Hamilton Holding Corporation will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased;

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currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised;

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the procedures and conditions relating to the exercise of the warrants;

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the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

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the date, if any, from which you may separately transfer the warrants and the related securities;

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the date on which your right to exercise the warrants commences, and the date on which your right expires;

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the maximum or minimum number of warrants which you may exercise at any time;

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if applicable, a discussion of material United States federal income tax considerations; and

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any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

Booz Allen Hamilton Holding Corporation will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that Booz Allen Hamilton Holding Corporation indicates in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.
Exercise of Warrants
We will describe in the prospectus supplement relating to the warrants the principal amount or the number of the securities, or amounts of other property or assets, that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the applicable prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS
Booz Allen Hamilton Holding Corporation may issue purchase contracts for the purchase or sale of a number of its debt securities, shares of its common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. Booz Allen Hamilton may issue purchase contracts for the purchase or sale of its debt securities or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates.
The purchase contracts will obligate holders to purchase from us and obligate us to sell to the holders a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. Alternatively, the purchase contacts may obligate or entitle us to purchase from the holders, and obligate or entitle the holders to sell to us, a specific or varying number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates.
The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement. The purchase contracts may require holders to secure their obligations thereunder in a specified manner.
The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:
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The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

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The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

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The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

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The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

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Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

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The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

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The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

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The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, purchase contracts or warrants constituting the unit; and

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any applicable material U.S. federal income tax consequences

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which will be filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

PLAN OF DISTRIBUTION
We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. Booz Allen Hamilton Holding Corporation may issue securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
Agents whom we designate may solicit offers to purchase the securities.
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We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

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Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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Agents may be deemed to be underwriters under the Securities Act of 1933, as amended (the “Securities Act”) of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.
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If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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We will include the names of the managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters will receive, in the applicable prospectus supplement.

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Unless we indicate otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may use a dealer to sell the securities.
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If we use a dealer, we, as principal, will sell the securities to the dealer.

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The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act, in connection with the securities they remarket.

If Booz Allen Hamilton Holding Corporation offers securities in a subscription rights offering to its existing security holders, Booz Allen Hamilton Holding Corporation may enter into a standby underwriting agreement with dealers, acting as standby underwriters. Booz Allen Hamilton Holding Corporation may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If Booz Allen Hamilton Holding Corporation does not enter into a standby underwriting arrangement, it may retain a dealer-manager to manage a subscription rights offering for Booz Allen Hamilton Holding Corporation.
We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of their business.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
•
If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•
These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•
We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Until the distribution of the securities is completed, SEC rules may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering. The underwriters also may impose a penalty bid on certain underwriters. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the settlement date for securities may be more than two business days after the trade date. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the settlement date for such securities, you will be required, by virtue of the fact that such securities initially are expected to settle in more than two scheduled business days after the trade date, to make alternative settlement arrangements to prevent a failed settlement.
If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a member of the Financial Industry Regulatory Authority (“FINRA”) participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121 (or any successor rule). In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or any exemption from registration or qualification requirements is available and is complied with.

VALIDITY OF SECURITIES
Unless we state otherwise in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.
EXPERTS
The consolidated financial statements of Booz Allen Hamilton Holding Corporation appearing in Booz Allen Hamilton Holding Corporation’s Annual Report (Form 10-K) for the fiscal year ended March 31, 2023, and the effectiveness of Booz Allen Hamilton Holding Corporation’s internal control over financial reporting as of March 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements. Our website is located at www.boozallen.com. We post filings on our website as soon as practicable after they are electronically filed with, or furnished to, the SEC. All such postings and filings are available on the “Investor Relations” portion of our website free of charge. Information contained on or connected to any website referenced in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein is not incorporated by reference in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and any website references are intended to be inactive textual references only unless expressly noted.
This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to such documents. The statements in this prospectus pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s Internet site.

INCORPORATION BY REFERENCE
The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:
•
Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the SEC on May 26, 2023, including those portions of our definitive Proxy Statement on Schedule 14A for the 2023 Annual Meeting of Stockholders, filed with the SEC on June 15, 2023 as supplemented and amended by the Definitive Materials on Schedule 14A, filed on July 12, 2023, that are incorporated by reference into such Annual Report;

•
Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on July 28, 2023;

•
Current Reports on Form 8-K, filed with the SEC on July 21, 2023 and July 28, 2023; and

•
The description of capital stock contained in our Form 8-A12B, filed with the SEC on November 16, 2010, as supplemented by the section entitled “Description of Capital Stock” in this prospectus.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided that information furnished and not filed by us under any item of any current report on Form 8-K, including related exhibits, is not incorporated by reference in this prospectus.
You can obtain any filing incorporated by reference into this prospectus through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to the following address:
Booz Allen Hamilton Holding Corporation
8283 Greensboro Drive
McLean, Virginia 22102
(703) 902-5000
Attn: Investor Relations

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the general categories of expenses, other than underwriting compensation, the registrant anticipates it will incur in connection with the issuance and distribution of the securities being registered. Except for the SEC registration fee, all amounts shown are estimates.
SEC registration fee		$0*
Listing fee		**
Trustees’ fees and expenses		**
Printing fees and expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Transfer agent fees		**
Rating agency fees		**
Miscellaneous		**
Total	$	**

*
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act, to defer payment of the registration fee.

**
Estimated expenses are not presently known.

Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.
Item 15.   Indemnification of Directors and Officers.
Booz Allen Hamilton Holding Corporation and Booz Allen Hamilton Inc. are incorporated under the laws of the state of Delaware.
Section 102(b)(7) of the DGCL permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of officers who have consented to service of process to the registered agent of the corporation (such officers, “senior officers”) and directors to the corporation or its stockholders for monetary damages for breach of the director’s or senior officer’s fiduciary duty. This provision, however, may not eliminate or limit liability (1) for breach of the director’s or senior officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) with respect to directors, under Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, (4) for any transaction from which the director or senior officer derived an improper personal benefit, or (5) with respect to senior officers, in any action by or in the right of the corporation. Our amended and restated certificate of incorporation contains such a provision.
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(e) of the DGCL permits a Delaware corporation to advance litigation expenses, including attorneys’ fees, incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit for proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses, including attorneys’ fees, incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
Section 145(g) of the DGCL specifically allows a Delaware corporation to purchase liability insurance on behalf of its directors and officers and to insure against potential liability of such directors and officers regardless of whether the corporation would have the power to indemnify such directors and officers under Section 145 of the DGCL.
Booz Allen Hamilton Holding Corporation
The Seventh Amended and Restated Certificate of Incorporation of Booz Allen Hamilton Holding Corporation (the “Certificate of Incorporation of Booz Allen Hamilton Holding Corporation”) contains provisions relating to the liability of directors and senior officers. These provisions eliminate a director’s or a senior officer’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:
•
any breach of the director’s or senior officer’s duty of loyalty;

•
acts or omissions of a director or senior officer that are not in good faith or which involve intentional misconduct or a knowing violation of the law;

•
liability of a director under Section 174 of the Delaware General Corporation Law (unlawful dividends);

•
any transaction from which the director or senior officer derives an improper personal benefit; or

•
liability of a senior officer in any action by or in right of Booz Allen Hamilton Holding Corporation.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director or senior officer unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate Booz Allen Hamilton Holding Corporation’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s or senior officer’s fiduciary duty. These provisions will not alter a director’s or senior officer’s liability under federal securities laws. The inclusion of this provision in the Certificate of Incorporation of Booz Allen Hamilton Holding Corporation may discourage or deter stockholders or management from bringing a lawsuit against directors or senior officers for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Booz Allen Hamilton Holding Corporation and its stockholders.
The Amended and Restated Bylaws of Booz Allen Hamilton Holding Corporation (the “Bylaws of Booz Allen Hamilton Holding Corporation”) require Booz Allen Hamilton Holding Corporation to indemnify its directors and officers to the fullest extent permitted by the DGCL and other applicable law, except in the case of a proceeding instituted by the director without the approval of the board of directors of Booz Allen Hamilton Holding Corporation, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with Booz Allen Hamilton Holding Corporation or another entity that the director or officer serves at Booz Allen Hamilton Holding Corporation’s request, subject to various conditions, and to advance funds to Booz Allen Hamilton Holding Corporation’s directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in the best interest of Booz Allen Hamilton Holding Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
In addition, pursuant to certain indemnification agreements between Booz Allen Hamilton Holding Corporation and each of its directors and executive officers, Booz Allen Hamilton Holding Corporation has agreed to indemnify such individuals against certain liabilities arising out of service as a director or officer of the Company and its subsidiaries. The indemnification agreements provide such directors and executive officers with contractual rights to the indemnification and expense advancement rights provided under the Bylaws of Booz Allen Hamilton Holding Corporation, as well as contractual rights to additional indemnification as provided in the indemnification agreements.
The foregoing summaries are necessarily subject to the complete text of the DGCL and the Certificate of Incorporation of Booz Allen Hamilton Holding Corporation and the Bylaws of Booz Allen Hamilton Holding Corporation.
Booz Allen Hamilton Inc.
The Bylaws of Booz Allen Hamilton Inc. (the “Bylaws of Booz Allen Hamilton Inc.”) contains provisions relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:
•
any breach of the director’s duty of loyalty;

•
acts or omissions that are not in good faith or which involve intentional misconduct or a knowing violation of the law;

•
liability of a director under Section 174 of the Delaware General Corporation Law (unlawful dividends); or

•
any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the DGCL. These provisions, however, should not limit or eliminate Booz Allen Hamilton Inc.’s rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in the Bylaws of Booz Allen Hamilton Inc. may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited Booz Allen Hamilton Inc. and its stockholders.
The Bylaws of Booz Allen Hamilton Inc. require Booz Allen Hamilton Inc. to indemnify its directors and officers to the fullest extent permitted by the DGCL and other applicable law, except in the case of an action, suit or proceeding in relation to matters as to which any such person shall be adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty, and to advance funds to Booz Allen Hamilton Inc.’s directors and officers to enable them to defend against such proceedings.
The foregoing summaries are necessarily subject to the complete text of the DGCL and the Bylaws of Booz Allen Hamilton Inc.
Item 16.   Exhibits.
Exhibit No.	Exhibit
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of Booz Allen Hamilton Inc.
3.2	Amended and Restated Bylaws of Booz Allen Hamilton Inc.
3.3	Amended and Restated Certificate of Incorporation of Booz Allen Hamilton Holding Corporation, is incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on July 28, 2023 (File No. 001-34972).
3.4	Amended and Restated Bylaws of Booz Allen Hamilton Holding Corporation (Incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on July 28, 2023 (File No. 001-34972)).
4.1	Form of Stock Certificate of Booz Allen Hamilton Holding Corporation (Incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-1 (File No. 333-167645)).
4.2	Form of Indenture to be entered into between Booz Allen Hamilton Inc., as issuer, Booz Allen Hamilton Holding Corporation, as parent guarantor and U.S. Bank Trust Company, National Association, as trustee.
4.3	Form of Indenture to be entered into between Booz Allen Hamilton Holding Corporation, as issuer and U.S. Bank Trust Company, National Association, as trustee.
4.4*	Form of Depositary Receipt.
4.5*	Form of Deposit Agreement.
4.6*	Form of Warrant Agreement, including form of Warrant.
4.7*	Form of Purchase Contract Agreement.
4.8*	Form of Unit Agreement.
4.9*	Form of Global Security of Booz Allen Hamilton Holding Corporation (debt securities) (included in Form of Indenture to be entered into between Booz Allen Hamilton Holding Corporation, as issuer and U.S. Bank Trust Company, National Association, as trustee, filed as Exhibit 4.3).
4.10	Form of Global Security of Booz Allen Hamilton Inc. (debt securities) (included in Form of Indenture to be entered into between Booz Allen Hamilton Inc., as issuer, Booz Allen Hamilton Holding Corporation, as parent guarantor and U.S. Bank Trust Company, National Association, as trustee, filed as Exhibit 4.2).
5.1	Opinion of Debevoise & Plimpton LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).
24.1	Powers of Attorney of certain officers and directors of Booz Allen Hamilton Inc. (included in the signature pages of this registration statement).

Exhibit No.	Exhibit
24.2	Powers of Attorney of certain officers and directors of Booz Allen Hamilton Holding Corporation (included in the signature pages of this registration statement).
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee under the Form of Indenture of Booz Allen Hamilton Inc., relating to the debt securities.
25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee under the Form of Indenture of Booz Allen Hamilton Holding Corporation, relating to the debt securities.
107	Filing Fee Table

*
To be filed by amendment or as an exhibit to a report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnifications for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes that:

(1)   for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)   for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(e)   The undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on July 31, 2023.
BOOZ ALLEN HAMILTON HOLDING CORPORATION
By:
/s/ Matthew A. Calderone

Name:
Matthew A. Calderone

Title:
Executive Vice President and Chief
Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Horacio D. Rozanski, Matthew A. Calderone and Nancy J. Laben, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Horacio D. Rozanski Horacio D. Rozanski	President, Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2023
/s/ Matthew A. Calderone Matthew A. Calderone	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 31, 2023
/s/ Scott M. Murphy Scott M. Murphy	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 31, 2023
/s/ Ralph W. Shrader Ralph W. Shrader	Chairman of the Board	July 31, 2023
/s/ Joan Lordi C. Amble Joan Lordi C. Amble	Director	July 31, 2023
/s/ Melody C. Barnes Melody C. Barnes	Director	July 31, 2023
/s/ Michèle A. Flournoy Michèle A. Flournoy	Director	July 31, 2023

Signature	Title	Date
/s/ Mark E. Gaumond Mark E. Gaumond	Director	July 31, 2023
/s/ Ellen Jewett Ellen Jewett	Director	July 31, 2023
/s/ Arthur E. Johnson Arthur E. Johnson	Director	July 31, 2023
/s/ Gretchen W. McClain Gretchen W. McClain	Director	July 31, 2023
/s/ Rory P. Read Rory P. Read	Director	July 31, 2023
/s/ Charles O. Rossotti Charles O. Rossotti	Director	July 31, 2023

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on July 31, 2023.
BOOZ ALLEN HAMILTON INC.
By:
/s/ Matthew A. Calderone

Name:
Matthew A. Calderone

Title:
Executive Vice President and Chief
Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Horacio D. Rozanski, Matthew A. Calderone and Nancy J. Laben, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Horacio D. Rozanski Horacio D. Rozanski	President, Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2023
/s/ Matthew A. Calderone Matthew A. Calderone	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 31, 2023
/s/ Scott M. Murphy Scott M. Murphy	Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 31, 2023
/s/ Ralph W. Shrader Ralph W. Shrader	Chairman of the Board	July 31, 2023
/s/ Joan Lordi C. Amble Joan Lordi C. Amble	Director	July 31, 2023
/s/ Melody C. Barnes Melody C. Barnes	Director	July 31, 2023
/s/ Michèle A. Flournoy Michèle A. Flournoy	Director	July 31, 2023
/s/ Mark E. Gaumond Mark E. Gaumond	Director	July 31, 2023

Signature	Title	Date
/s/ Ellen Jewett Ellen Jewett	Director	July 31, 2023
/s/ Arthur E. Johnson Arthur E. Johnson	Director	July 31, 2023
/s/ Gretchen W. McClain Gretchen W. McClain	Director	July 31, 2023
/s/ Rory P. Read Rory P. Read	Director	July 31, 2023
/s/ Charles O. Rossotti Charles O. Rossotti	Director	July 31, 2023